UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2014

Willis Group Holdings Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) 44-20-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 23, 2014, Willis Group Holdings Public Limited Company (“Company”) held the 2014 Annual General Meeting of Shareholders (the “2014 AGM”) at the Four Seasons Hotel in Dublin, Ireland. Proxies for the 2014 AGM were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitation.

A total of 160,662,388 ordinary shares (representing approximately 89.96% of 178,583,008 ordinary shares outstanding and entitled to vote as of May 30, 2014, the record date for the 2014 AGM) were present in person or by proxy, constituted a quorum for the transaction of business, and were voted at the 2014 AGM.

At the 2014 AGM, shareholders elected Mr. Dominic Casserley, Ms. Anna C. Catalano, Sir Roy Gardner, Sir Jeremy Hanley, Ms. Robyn S. Kravit, Ms. Wendy E. Lane, Mr. Francisco Luzón, Mr. James F. McCann, Mr. Jaymin Patel, Mr. Douglas B. Roberts, Dr. Michael J. Somers and Mr. Jeffrey W. Ubben to serve as directors until the next annual general meeting of shareholders or until his/her successor is elected and qualified.

The table below sets out the number of votes cast for and against each director, as well as abstentions and broker non-votes:

Director	For	Against	Abstain	Broker Non-Vote
Dominic Casserley	154,529,380	33,952	167,967	5,931,089
Anna C. Catalano	146,249,635	8,347,829	133,835	5,931,089
Sir Roy Gardner	152,838,508	1,544,292	348,499	5,931,089
Sir Jeremy Hanley	152,991,837	1,592,139	147,323	5,931,089
Robyn S. Kravit	153,056,195	1,542,564	132,540	5,931,089
Wendy E. Lane	146,305,964	8,281,474	143,861	5,931,089
Francisco Luzón	154,539,034	58,280	133,985	5,931,089
James F. McCann	150,961,911	3,618,907	130,461	5,951,109
Jaymin Patel	154,323,193	252,681	155,425	5,931,089
Douglas B. Roberts	152,632,929	1,967,889	130,481	5,931,089
Michael J. Somers	152,802,151	1,593,078	336,070	5,931,089
Jeffrey W. Ubben	154,550,932	53,514	126,853	5,931,089

The shareholders also ratified the reappointment of Deloitte LLP as the Company’s independent auditors until the close of the next annual general meeting of shareholders, and authorized the Board of Directors, acting through the Audit Committee, to fix the independent auditor’s remuneration. Of the shares voted, 160,365,530 voted in favor, 161,142 voted against and 135,716 abstained.

The shareholders approved, on an advisory (non-binding) basis, the executive compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2014 AGM in accordance with the Security and Exchange Commission’s rules, including the “Compensation Discussion and Analysis,” the “Summary Compensation” table and related tables and disclosure. Of the shares voted, 140,576,861 voted in favor, 13,894,429 voted against, 260,009 abstained and there were 5,931,089 broker non-votes.

The shareholders approved an amendment to the Willis Group Holdings Public Limited Company 2012 Equity Incentive Plan to increase the number of shares authorized for issuance under the 2012 Plan. Of the shares voted, 135,204,733 voted in favor, 19,334,840 voted against, 191,726 abstained and there were 5,931,089 broker non-votes.

The shareholders approved renewing the directors’ authority to issue shares under Irish law. Of the shares voted, 122,298,028 voted in favor, 32,076,244 voted against, 357,027 abstained and there were 5,931,089 broker non-votes.

Although the Company received support from 74.9% of the shares voted, the proposal to renew the directors’ authority to opt-out of statutory pre-emption rights under Irish law did not pass because it required support from at least 75% of the shares voted at the meeting. Of the shares voted, 115,540,104 voted in favor, 38,789,007 voted against, 402,188 abstained and there were 5,931,089 broker non-votes.

The shareholders approved holding the 2015 Annual General Meeting of Shareholders of Willis Group Holdings Public Limited Company at such place outside Ireland as may be determined by the Board of Directors. Of the shares voted, 160,304,729 voted in favor, 18,285 voted against, 339,374 abstained.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2014	WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

	By:	/s/ Adam L. Rosman
Adam L. Rosman
Group General Counsel